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                               WLFC FUNDING CORPORATION
                                        Issuer


                                         and


                                 THE BANK OF NEW YORK
                                  Indenture Trustee

                            ------------------------------

                  AMENDED AND RESTATED SERIES 1997-1 SUPPLEMENT (*)

                            Dated as of February 11, 1999

                                          to

                                      INDENTURE

                            Dated as of September 1, 1997

                            ------------------------------

                                 SERIES 1997-1 NOTES


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-------------------------
(*) Portions of the material in this Exhibit have been redacted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission. An asterisk has been placed in the precise places in this Agreement where we have redacted information and the asterisk is keyed to a legend which states that the material has been omitted pursuant to a request for confidential treatment.

                                  TABLE OF CONTENTS


                                                                             PAGE
ARTICLE I  DEFINITIONS; CALCULATION GUIDELINES . . . . . . . . . . . . . . . . 1

   Section 1.1.     Definitions. . . . . . . . . . . . . . . . . . . . . . . . 1
   Section 1.2.     Calculation Guidelines . . . . . . . . . . . . . . . . . .12

ARTICLE II  CREATION OF THE SERIES 1997-1 NOTES. . . . . . . . . . . . . . . .12

   Section 2.1.     Designation; General Terms and Conditions. . . . . . . . .12
   Section 2.2.     Interest Payments on the Series 1997-1 Notes.. . . . . . .13
   Section 2.3.     Principal Payments on the Series 1997-1 Notes. . . . . . .14
   Section 2.4.     Amounts and Terms of Series 1997-1 Noteholder Commitments.14
   Section 2.5.     Increased Costs; Capital Adequacy; Illegality. . . . . . .15
   Section 2.6.     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .15
   Section 2.7.     Payments, Computations, Etc. . . . . . . . . . . . . . . .15

ARTICLE III  SERIES 1997-1 SERIES ACCOUNT AND ALLOCATION AND
   APPLICATION OF AMOUNTS THEREIN. . . . . . . . . . . . . . . . . . . . . . .16

   Section 3.1.     Series 1997-1 Series Account.. . . . . . . . . . . . . . .16
   Section 3.2.     Distributions from Series 1997-1 Series Account on each
                    Payment Date . . . . . . . . . . . . . . . . . . . . . . .16
   Section 3.3.     Allocation of Excess Cash Available for Distribution.. . .19
   Section 3.4.     Series 1997-1 Restricted Cash Account. . . . . . . . . . .20
   Section 3.5.     Series 1997-1 Engine Reserve Account.. . . . . . . . . . .20
   Section 3.6.     Series 1997-1 Security Deposit Account.. . . . . . . . . .21
   Section 3.7.     Securities Accounts. . . . . . . . . . . . . . . . . . . .21

ARTICLE IV  ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . .22

   Section 4.1.     Additional Series. . . . . . . . . . . . . . . . . . . . .22
   Section 4.2.     Control Party. . . . . . . . . . . . . . . . . . . . . . .22
   Section 4.3.     Inspections. . . . . . . . . . . . . . . . . . . . . . . .22
   Section 4.4.     Reserved.. . . . . . . . . . . . . . . . . . . . . . . . .22
   Section 4.5.     Interest Rate Hedge Agreements.. . . . . . . . . . . . . .22
   Section 4.6.     Insurance. . . . . . . . . . . . . . . . . . . . . . . . .23
   Section 4.7.     Lessee Acknowledgment. . . . . . . . . . . . . . . . . . .23
   Section 4.8.     Opinions of Foreign Local Counsel. . . . . . . . . . . . .23

ARTICLE V  CONDITIONS OF EFFECTIVENESS AND FUTURE LENDING. . . . . . . . . . .24

   Section 5.1.     Effectiveness of Supplement. . . . . . . . . . . . . . . .24
   Section 5.2.     Advances on Class A Notes. . . . . . . . . . . . . . . . .25

                                      i

ARTICLE VI  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . .28

   Section 6.1.     Existence. . . . . . . . . . . . . . . . . . . . . . . . .28
   Section 6.2.     Authorization. . . . . . . . . . . . . . . . . . . . . . .28
   Section 6.3.     No Conflict; Legal Compliance. . . . . . . . . . . . . . .29
   Section 6.4.     Validity and Binding Effect. . . . . . . . . . . . . . . .29
   Section 6.5.     Financial Statements.. . . . . . . . . . . . . . . . . . .29
   Section 6.6.     Executive Offices. . . . . . . . . . . . . . . . . . . . .29
   Section 6.7.     No Agreements or Contracts.. . . . . . . . . . . . . . . .29
   Section 6.8.     Consents and Approvals.. . . . . . . . . . . . . . . . . .30
   Section 6.9.     Margin Regulations.. . . . . . . . . . . . . . . . . . . .30
   Section 6.10.    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .30
   Section 6.11.    Other Regulations. . . . . . . . . . . . . . . . . . . . .30
   Section 6.12.    Solvency and Separateness. . . . . . . . . . . . . . . . .31
   Section 6.13.    No Proceedings.. . . . . . . . . . . . . . . . . . . . . .32
   Section 6.14.    Recourse Against Certain Parties.. . . . . . . . . . . . .33
   Section 6.15.    Survival of Representations and Warranties.. . . . . . . .34
   Section 6.16.    No Event of Default or Early Amortization Event. . . . . .34
   Section 6.17.    Litigation and Contingent Liabilities. . . . . . . . . . .34
   Section 6.18.    Title; Liens.. . . . . . . . . . . . . . . . . . . . . . .34
   Section 6.19.    Subsidiaries.. . . . . . . . . . . . . . . . . . . . . . .34
   Section 6.20.    No Partnership.. . . . . . . . . . . . . . . . . . . . . .34
   Section 6.21.    Pension and Welfare Plans. . . . . . . . . . . . . . . . .34
   Section 6.22.    Ownership of Issuer. . . . . . . . . . . . . . . . . . . .35
   Section 6.23.    Security Interest. . . . . . . . . . . . . . . . . . . . .35
   Section 6.24.    Eligible Lease Agreements; Eligible Engines. . . . . . . .35

ARTICLE VII  EARLY AMORTIZATION EVENT. . . . . . . . . . . . . . . . . . . . .35

   Section 7.1.     Early Amortization Event.. . . . . . . . . . . . . . . . .35

ARTICLE VIII  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . .37

   Section 8.1.     Ratification of Indenture. . . . . . . . . . . . . . . . .37
   Section 8.2.     Counterparts.. . . . . . . . . . . . . . . . . . . . . . .37
   Section 8.3.     Governing Law. . . . . . . . . . . . . . . . . . . . . . .37


     AMENDED AND RESTATED SERIES 1997-1 SUPPLEMENT, dated as of February 11, 1999 (the "Supplement" or the "Series 1997-1 Supplement"), between WLFC Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Issuer"), and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee").

     Pursuant to the Indenture, dated as of September 1, 1997 (as amended and supplemented, the "Indenture"), between the Issuer and the Indenture Trustee, the Issuer may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a Supplement to the Indenture.

     Pursuant to this Supplement, the Issuer and the Indenture Trustee have created the Series 1997-1 Notes and specified the Principal Terms thereof.

     Pursuant to this Supplement, the Issuer and the Indenture Trustee wish to, INTER ALIA, (i) exchange the promissory note, dated December 19, 1997 issued to First Union National Bank for a new promissory note issued to the Class A Noteholders, (ii) modify the terms of payment of principal and interest on the Series 1997-1 Notes, and (iii) pursuant to an Assignment dated as of February 11, 1999 (the "Assignment"), to accommodate the assignment of all right, title and interest of First Union National Bank under the Series 1997-1 Transaction Documents to the Deal Agent for the benefit of the Class A Noteholders.

     The parties hereto have agreed to enter into such transactions but only upon the terms and conditions hereinafter set forth and in reliance on the representations and warranties of the Issuer set forth herein.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                      ARTICLE I

                         DEFINITIONS; CALCULATION GUIDELINES

     SECTION 1.1.   DEFINITIONS.

     (a) Capitalized terms used in this Supplement but not defined herein shall have the meaning assigned to such terms in the Indenture. Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     "ADJUSTED EURODOLLAR RATE" means on any day, an interest rate per annum equal to the quotient, expressed as a percentage and rounded upwards (if necessary) to the nearest 1/100 of

1%, obtained by dividing (i) the LIBOR Rate on such day by (ii) the decimal equivalent of 100% minus the Eurodollar Reserve Percentage on such day.

     "ADMINISTRATIVE AGENT FEE" means the fee payable by the Issuer to the Administrative Agent pursuant to Section 2.4(e) hereof.

     "AGENT'S ACCOUNT" means a special account (account number 01 41 96 47) in the name of the Deal Agent or, so long as VFCC is the sole beneficial owner of the Class A Note hereunder, in the name of VFCC, at Bankers Trust Company.

     "ALTERNATIVE RATE" means on any day, an interest rate per annum equal to the Adjusted Eurodollar Rate; PROVIDED, HOWEVER, that the Alternative Rate for the outstanding principal amount of any Loan allocated to a Interest Accrual Period shall be the Base Rate if (a) on or before the first day of such Interest Accrual Period, a Purchaser shall have notified the Deal Agent that a Eurodollar Disruption Event has occurred, (b) such Interest Accrual Period is a period of less than one month, or (c) such outstanding principal amount of such Loan is less than $5,000,000.

     "APPLICABLE PERCENTAGE" has the meaning set forth in Schedule 1.

     "BASE RATE" means on any date, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate PLUS 0.50% per annum.

     "BREAKAGE COSTS" means any amount or amounts as shall compensate a Purchaser for any loss, cost or expense incurred by such Purchaser in connection with funding obtained by it with respect to a Loan (as reasonably determined by the Deal Agent in its sole discretion on behalf of the Purchaser) as a result of a prepayment by the Issuer of principal or Interest pursuant to the terms hereof.

     "CLASS A NOTE" means any one of the Class A Notes of Series 1997-1 issued pursuant to the terms of this Supplement, substantially in the form of EXHIBIT A to this Supplement.

     "CLASS A NOTE COMMITMENT" has the meaning set forth in Schedule 1.

     "CLASS A NOTE INTEREST ARREARAGE" means, for any Payment Date, an amount equal to the excess, if any, of (a) the Class A Note Interest Payment for such Payment Date and any outstanding Class A Note Interest Arrearage from the immediately preceding Payment Date plus interest on any outstanding Class A Note Interest Arrearage, to the extent permitted by law, at the Overdue Rate over (b) the amount of Class A Note Interest Payment and Class A Note Interest Arrearage actually distributed to the Purchasers on such Payment Date.

     "CLASS A NOTE INTEREST PAYMENT" means, as of any Payment Date, the amount of any accrued and unpaid interest as of the end of the immediately preceding Interest Accrual Period.

     "CLASS A NOTE PRINCIPAL BALANCE" means an amount equal to the excess of
(x) the sum of (A) the outstanding principal balance of the Class A Notes on the Closing Date plus (B) the principal balance of all Loans made subsequent to the Closing Date, over (y) all amounts paid to the Purchasers representing the sum of the following, to the extent actually received by the Purchasers: (i) Class A Note Principal Payments, (ii) Prepayments paid to the Purchasers, and (iii) repayments of the Class A Note Principal Balance made pursuant to Section 2.4(c) hereof.

     "CLASS A NOTE PRINCIPAL PAYMENT" means, for any Payment Date, one of the amounts set forth in (A) or (B):

           (A) (i) Prior to the Conversion Date if no Early Amortization Event has occurred or is continuing on such Payment Date, an amount equal to the excess, if any, of (1) the Class A Note Principal Balance over (2) the Asset Base; and

                (ii) On or after the Conversion Date if no Early Amortization Event has occurred or is continuing on such Payment Date, an amount equal to the excess, if any, of (1) the sum of (A) the product of
     (i) ninety percent (90%) and (ii) all Engine Revenues actually received by, or on behalf of, the Issuer during the related Collection Period with respect to the Series 1997-1 Engines and (B) the product of (x) a fraction, expressed as a percentage, the numerator of which shall equal the Class A Note Principal Balance (prior to giving effect to any payments of principal on such Payment Date) and the denominator of which shall equal the sum of the Net Book Values of all Series 1997-1 Engines (calculated as of the last day of the immediately preceding month) and (y) the greater of (i) the sum of the Net Book Values of all Series 1997-1 Engines sold during the related Collection Period (which Net Book Values will be determined as of the last day of the month immediately preceding such sale), and (ii) the aggregate Sales Proceeds of all Series 1997-1 Engines sold during the related Collection Period, over (2) the amount paid pursuant to clauses (A) through
     (H) inclusive, of Section 3.2(II) hereof; or

           (B) If an Early Amortization Event is continuing, all remaining amounts on deposit in the Series 1997-1 Series Account after payment of the amounts set forth in clauses (A) through (G), inclusive, of Section 3.2(II) of this Supplement, until the Class A Note Principal Balance is reduced to zero.

     "CLASS A NOTE PURCHASE AGREEMENT" means the Class A Note Purchase Agreement, dated as of February 11, 1999, among the Issuer, the Servicer, FCM, the Investors named therein, VFCC and First Union National Bank.

     "CLASS A NOTEHOLDER(S)" means, at any time of determination for the Series 1997-1 Notes, any person in whose name a Class A Note is registered in the Note Register and each other person for whose benefit the Class A Note is held by such Person (including, without limitation, the "Purchasers" under (and as defined in) the Class A Note Purchase Agreement).

     "CLOSING" means the time at which each of the conditions precedent set forth in Section 5.2 of this Supplement (with respect to the initial Loan made hereunder by VFCC) shall have been duly fulfilled or satisfied.

     "CLOSING DATE" means the date on which Closing occurs.

     "COMMERCIAL PAPER" means commercial paper issued by VFCC.

     "CONTROL PARTY" shall be determined in accordance with Section 4.2 of this Supplement.

     "CONVERSION DATE" means the Payment Date occurring on the first annual anniversary of the initial Payment Date; PROVIDED, HOWEVER, that such Conversion Date may be extended annually by the Issuer for one year periods if approved by all of the Holders of the Class A Notes.

     "CP RATE" means on any day, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by VFCC from time to time as interest or otherwise (by means of interest rate hedges or otherwise) in respect of the promissory notes issued by VFCC that are allocated, in whole or in part, by the Deal Agent (on behalf of VFCC) to fund or maintain the Loans during the related Interest Accrual Period, as determined by the Deal Agent (on behalf of VFCC) and reported to the Issuer and the Servicer, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such Commercial Paper, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Deal Agent (on behalf of VFCC); PROVIDED, HOWEVER, that if any component of such rate is a discount rate, in calculating the "CP Rate" the Deal Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

     "DEAL AGENT" means First Union Capital Markets Corp.

     "DEFAULT INTEREST" is defined in Section 2.2(b) of this Supplement.

     "DETERMINATION DATE" means the third Business Day prior to any Payment
Date.

     "DOLLARS" and the sign "$" means lawful money of the United States of America.

     "EARLY AMORTIZATION EVENT" is defined in Section 7.1 of this Supplement.

     "EFFECTIVE DATE" means the date on which each of the conditions precedent set forth in Section 5.1 of this Supplement shall have been duly fulfilled or satisfied.

     "ELIGIBLE ENGINE" means any Engine which, individually or when considered with all Eligible Engines then owned by Issuer, as applicable, shall comply with each of the following requirements, unless any of such requirements is waived in writing by the Deal Agent:

           (1) ELIGIBLE LEASE. Each Engine is subject to an Eligible Lease on the related Transfer Date; and

           (2) ENGINE REPRESENTATIONS AND WARRANTIES. Each Engine complies with the Engine Representations and Warranties on the related Transfer Date, including without limitation, that representation and warranty of the Seller set forth in Section 3.1(o) of the Contribution and Sale Agreement; and

           (3) CASUALTY LOSS. No Casualty Loss shall have been suffered by the related Engine; and

           (4) DEPRECIATION POLICY. The depreciation method utilized in calculating the Net Book Value of such Engine as of such Transfer Date is the Depreciation Policy.

     "ELIGIBLE LEASE" means each Lease Agreement that encumbers an Engine on any Transfer Date or that encumbers an Eligible Engine on any date thereafter that complies with all of the following requirements unless any of such requirements is waived in writing by the Deal Agent:

           (1) DELINQUENCIES. No Scheduled Payment on such Lease Agreement is delinquent for more than 30 days as of the related Transfer Date;

           (2) VALID CONTRACT. Each Lease Agreement is a legal, valid and binding full recourse payment obligation of the related Lessee, is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect and such Lease Agreement has not been satisfied, subordinated or rescinded;

           (3) HELL-OR-HIGH WATER OBLIGATION. The Lessee's obligations under each Lease Agreement are non-cancelable and unconditional and not subject to any right of set-off, counterclaim, reduction or recoupment;

           (5) NET LEASE. Each Lease Agreement contains provisions requiring the related Lessee to pay all sales, use, excise, rental, property or similar taxes imposed on or with respect to the Engine and to assume all risk of loss or malfunction of the related Engine; each Lease Agreement requires the Lessee to maintain the Engine in good and workable order and as are necessary to maintain the Engine's serviceability standards pursuant to FAA requirements or requirements of other appropriate Governmental Authorities;

           (6) LEGAL CAPACITY. The Lessee had the legal capacity to execute such Lease Agreement and the Seller had the legal capacity to execute such Lease Agreement or the related acquisition documentation, as the case may be;

           (7) U.S. DOLLARS. All payments under each Lease Agreement are required to be made in Dollars;

           (8) NO CONSENT. No Lease Agreement requires the prior written consent of a Lessee or contains another restriction relating to the transfer or assignment of such Lease Agreement by Seller or the Issuer (except such consent as have been obtained or restrictions satisfied on or prior to the related Transfer Date);

           (9) SCHEDULED PAYMENTS. Each Lease Agreement provides for the payment of Scheduled Payments on a basis no less frequently than quarterly;

           (10) PREPAYMENT. As of the Transfer Date, no Scheduled Payment under any Lease Agreement has been prepaid;

           (11) CUSTOMARY PRACTICES. The Lease Agreement was originated or acquired by the Seller in the ordinary course of its business;

           (12) BANKRUPT LESSEE. On the Transfer Date, the related Engine is not subject to a Lease Agreement with a Lessee that is subject to an Insolvency Proceeding;

           (13) INSURANCE. The Lease Agreement requires the Lessee to provide liability insurance, all risk ground and flight hull and engine coverage for damage/loss of engine, war risk, and where requested by the Deal Agent, governmental confiscation and expropriation insurance coverage with acceptable deductibles, all of which shall name the Indenture Trustee as additional insured and first loss payee;

           (14) GEOGRAPHIC OPERATING RESTRICTIONS. In the related Lease Agreement the Lessee agrees not to operate the aircraft and not to be based in any jurisdiction excluded from the insurance coverage referred to in item
(13) above; and

           (15) CHATTEL PAPER. Any original counterpart of each Lease Agreement (other than the one held by the Lessee or filed with any relevant Governmental Authority) that constitutes "chattel paper" for purposes of the UCC as in effect in the jurisdiction whose law governs the Lease Agreement has been delivered to the Indenture Trustee.

     "ENGINE TYPE EXCESS CONCENTRATION AMOUNT" means at any date of determination, the dollar amount, if any, by which the sum of the Net Book Values of all Eligible Engines (relating to Loans hereunder) of the same engine type exceeds the applicable concentration limits set forth in Section 5.2(o) hereof.

     "EURODOLLAR DISRUPTION EVENT" means with respect to all Loans allocated to any Interest Accrual Period, any of the following: (a) a determination by a Purchaser that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain Dollars in the London interbank market to make, fund or maintain any Loan for such Interest Accrual Period, (b) a determination by a Purchaser that the rate at which deposits of Dollars are being offered to such lender in the London interbank market does not accurately reflect the cost to such Purchaser of making, funding or maintaining any Loan for such Interest Accrual Period or (c) the inability of a Purchaser to obtain Dollars in the London interbank market to make, fund or maintain any Loan for such Interest Accrual Period.

     "EURODOLLAR RESERVE PERCENTAGE" means for any day in any Interest Accrual Period, the reserve percentage applicable on such day under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for FUNB with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D of the Federal Reserve Board, as in effect from time to time) and having a term equal to such Interest Accrual Period.

     "EXCESS CONCENTRATION AMOUNT" means, at any date of determination, an amount equal to the highest of the Engine Type Excess Concentration Amount, the Single Lessee Excess Concentration Amount, the Three Lessee Excess Concentration Amount, the Geographic Region Excess Concentration Amount and the Wide Body Aircraft Excess Concentration Amount.

     "EXISTING AND POSSIBLE LOANS" means Loans outstanding hereunder and Loans proposed to be made on any Transfer Date.

     "FACILITY FEE" has the meaning set forth in the Issuer Fee Letter.

     "FEDERAL FUNDS RATE" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by FUNB (or, if such day is not a Business Day, for the next preceding Business
Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of FUNB, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York City time).

     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "FINAL PAYMENT DATE" means, with respect to Series 1997-1 Notes, the date which is the seventh annual anniversary of the Conversion Date, or if such date is not a Business Day, the Business Day immediately succeeding such date.

     "FCM" means First Union Capital Markets Corp.

     "FUNB" means First Union National Bank.

     "GEOGRAPHIC REGION EXCESS CONCENTRATION AMOUNT" means at any date of determination, the dollar amount, if any, by which the sum of the Net Book Values of all Eligible Engines (relating to Loans hereunder) subject to a Lease Agreement with Lessees having corporate headquarters located in the geographic areas set forth in Section 5.2(r) hereof exceeds the applicable concentration limits set forth in Section 5.2(r) hereof.

     "GUARANTOR" means Willis Lease Finance Corporation and its successors and permitted assigns.

     "GUARANTY" means that certain Amended and Restated Guaranty, dated as of February 11, 1999 made by the Guarantor in favor of FUNB, together with its successors and assigns.

     "INCREASED COSTS" shall have the meaning set forth in the Class A Note Purchase Agreement.

     "INDENTURE COMPLIANCE CERTIFICATE" means the certificate of the Issuer given pursuant to Section 5.2(c) hereof.

     "INTEREST" means for each Interest Accrual Period and for each Loan outstanding, the sum of the products (for each such day during such Interest Accrual Period) of :

IR x P x 1/360

     where:

           IR  =    the Interest Rate applicable on such day; and

           P   =    the Loans outstanding on such day.

PROVIDED, HOWEVER, that (i) no provision of this Supplement shall require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law and (ii) Interest shall not be considered paid by any distribution if such distribution is rescinded or must otherwise be returned for any reason.

     "INTEREST ACCRUAL PERIOD" means for any Payment Date, the period beginning with and including the day next following the end of the preceding Interest Accrual Period and ending on and including the 15th day of the following month; except that, in the case of the first Interest Accrual Period, the period beginning with and including the Effective Date and ending on and including the 15th day of the month next following the month in which the Effective Date occurs. If such period is associated with LIBOR Rate fundings the Interest Accrual Period shall be at the Deal Agent's discretion; PROVIDED, HOWEVER, that such period shall end on no later than either the 15th day of the following month or the 15th day of the second succeeding month. When switching from LIBOR Rate to CP Rate or Base Rate funding, the first such Interest Accrual Period shall be at the Deal Agent's discretion.

     "INTEREST RATE" means for any Loans on any day:

           (a) to the extent the relevant Purchaser will be funding such Loans through the issuance of Commercial Paper, a rate equal to the CP Rate on such day, or

           (b) to the extent the relevant Purchaser will not be funding such Loans through the issuance of Commercial Paper, a rate equal to the Alternative Rate on such day.

     "ISSUER FEE LETTER" means the Issuer Fee Letter, dated as of February 11, 1999, between the Issuer and the Deal Agent, as may be amended from time to time.

     "LEASE AGREEMENT" means any lease agreement entered into from time to time by the Issuer, either directly or pursuant to an assignment, pursuant to which the Issuer leases one or more Eligible Engines, as identified on
Schedule 2 hereto, and any additions, substitutions and replacements therefor made in accordance with the Series 1997-1 Transaction Documents and reflected in an amendment to such Schedule 2.

     "LIBOR RATE" means for any Interest Accrual Period, an interest rate per annum equal to the average per annum rate of interest determined by FUNB on the basis of the offered rates for deposits in dollars for a term equal to the Interest Accrual Period; and commencing on the first day of such Interest Accrual Period, appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of 11:00 A.M. (London time) on the Business Day which is the second Business Day immediately preceding the first day of the applicable Interest Accrual Period. If neither Telerate Page 3750 nor the Reuters Screen LIBO Page is available, then the LIBOR Rate shall be the rate determined by FUNB at its principal office in Charlotte, North Carolina as its LIBOR Rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) as of two Business Days prior to the applicable Interest Accrual Period as the rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by FUNB to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 A.M. (Charlotte, North Carolina time) on the Business Day which is the second Business Day immediately preceding the first day of the applicable Interest Accrual Period for delivery on the first day of such Interest Accrual Period for a term equal to such Interest Accrual Period.

     "LOAN" means an extension of credit made by the Purchasers pursuant to
Section 2.4 hereof.

     "MAJORITY OF HOLDERS" means, with respect to the Series 1997-1 Notes, Purchasers representing more than fifty percent (50%) of the unpaid principal balance of the Class A Notes then Outstanding.

     "ON-LEASE PERCENTAGE" means, a fraction, expressed as a percentage, the numerator of which is equal to the Net Book Value of all Eligible Engines (relating to Loans hereunder) subject to a Lease Agreement and the denominator of which is equal to the sum of the Net Book Values of all Engines (relating to Loans hereunder).

     "OTHER TAXES" shall have the meaning set forth in Section 2.5(b) of this Supplement.

     "OVERDUE RATE" means, with respect to any Notes, an interest rate per annum equal to the sum of (i) the interest rate per annum that would have otherwise been in effect with respect to such Loan plus (ii) two percent (2%).

     "PAYMENT DATE" means, with respect to the Series 1997-1 Notes, the twentieth day of each month, or, if such day is not a Business Day, the immediately following Business Day; PROVIDED, HOWEVER, that the initial Payment Date shall be the twentieth day of the second month immediately succeeding the Closing Date, or if such day is not a Business Day, the immediately following Business Day.

     "PREPAYMENT" means any mandatory or optional prepayment of principal of Notes including, without limitation, any Prepayment pursuant to Section 702 of the Indenture.

     "PRIME RATE" means the rate announced by FUNB from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by FUNB in connection with extensions of credit to debtors.

     "PROGRAM FEE" has the meaning set forth in the Issuer Fee Letter.

     "PURCHASERS" shall have the meaning set forth in the Class A Note Purchase Agreement.

     "SECURITIES ACCOUNTS" means the Series 1997-1 Series Account and the Series 1997-1 Restricted Cash Account.

     "SECURITIES INTERMEDIARY" means The Bank of New York, a New York banking corporation, as securities intermediary (as such term is defined under UCC
Section 8-102(a)(14)) with respect to the Securities Accounts.

     "SERIES COLLATERAL" shall have the meaning set forth in Section 2.1 hereof.

     "SERIES 1997-1" shall mean the Series of Notes the terms of which are specified in this Supplement.

     "SERIES 1997-1 ENGINES" shall mean the Engines identified on Schedule 2 hereto, and any additions, substitutions and replacements therefor made in accordance with the Series 1997-1 Transaction Documents and reflected in an amendment to such Schedule 2.

     "SERIES 1997-1 ENGINE RESERVE ACCOUNT" means the subaccount established by the Issuer with the Indenture Trustee into which Maintenance Reserve Payments are deposited pursuant to Section 308 of the Indenture and Section
3.05 hereof.

     "SERIES 1997-1 NOTEHOLDER" shall mean the Person in whose name a Series 1997-1 Note is registered in the Note Register.

     "SERIES 1997-1 NOTES" means the Class A Notes, and shall include any and all replacements, extensions, substitutions or renewals of such notes.

     "SERIES 1997-1 RESTRICTED CASH ACCOUNT" means the subaccount (designated as such) of the account established pursuant to Section 3.7 of the Indenture.

     "SERIES 1997-1 RESTRICTED CASH AMOUNT" means the amount required to be deposited or maintained in the Series 1997-1 Restricted Cash Account, which on the date on which the initial Loan is made and on any Payment Date thereafter shall be equal to the product of (x) two percent (2%) and (y) the Class A Note Principal Balance on such date on which the initial Loan is made or on such Payment Date, as the case may be (after giving effect to all Loans made on such date on which the initial Loan is made or on such Payment Date and all Class A Note

Principal Payments actually paid on such date on which the initial Loan is made or on such Payment Date).

     "SERIES 1997-1 SECURITY DEPOSIT ACCOUNT" means the subaccount established by the Issuer with the Indenture Trustee into which Security Deposits are deposited pursuant to Section 309 of the Indenture and Section
3.6 hereof.

     "SERIES 1997-1 SERIES ACCOUNT" means the account established by the Issuer with the Indenture Trustee into which funds are deposited from the Trust Account pursuant to Section 303 of the Indenture.

     "SERIES 1997-1 TRANSACTION DOCUMENTS" means any and all of the Indenture, this Supplement, the Series 1997-1 Notes, the Servicing Agreement, the Contribution and Sale Agreement, the Class A Note Purchase Agreement, the Administration Agreement and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of Issuer with respect to the issuance and sale of the Series 1997-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

     "SERVICER ADVANCE" means all extraordinary out of pocket payments payable pursuant to Section 3.04 of the Servicing Agreement and made by the Servicer which have been authorized by the Deal Agent.

     "SERVICER REPORT" means, with respect to Series 1997-1, the monthly report prepared by the Servicer in the form set forth in Exhibit A to the Servicing Agreement.

     "SERVICING FEE" has the meaning set forth in Schedule 1.

     "SINGLE LESSEE EXCESS CONCENTRATION AMOUNT" means at any date of determination, the dollar amount, if any, by which the aggregate of the sum of the Net Book Values of all Eligible Engines (relating to Loans hereunder) that are subject to a Lease Agreement with any single Lessee (including Affiliates thereof) exceeds the applicable concentration limits set forth in
Section 5.2(p) hereof.

     "SINGLE LESSEE PERCENTAGE" has the meaning set forth in Schedule 1.

     "TARGET EBIT RATIO" has the meaning set forth in Schedule 1.

     "TARGET ONE YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE" has the meaning set forth in Schedule 1.

     "TARGET TWO YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE" has the meaning set forth in Schedule 1.

     "TAXES" means any present or future taxes, levies, imposes, duties, charges, assessment or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority.

     "THREE LESSEE EXCESS CONCENTRATION AMOUNT" means at any date of determination, the dollar amount, if any, by which the sum of the Net Book Values of all Eligible Engines (relating to Loans hereunder) that are subject to a Lease Agreement with the three (3) largest Lessees with respect to aggregate Net Book Values (including Affiliates thereof) exceeds the applicable concentration limits set forth in Section 5.2(q) hereof.

     "THREE LESSEE PERCENTAGE" has the meaning set forth in Schedule 1.

     "VFCC" means Variable Funding Capital Corporation, the initial purchaser of the Class A Notes.

     "WEIGHTED AVERAGE LEASE RATE PERCENTAGE" has the meaning set forth in
Schedule 1.

     "WIDE BODY AIRCRAFT EXCESS CONCENTRATION AMOUNT" means, at any date of determination, the dollar amount, if any, by which the sum of the Net Book Values of all Eligible Engines (relating to Loans hereunder) designed to power Wide Body Aircraft exceeds the applicable concentration limits set forth in Section 5.2(s) hereof.

     "WIDE BODY AIRCRAFT PERCENTAGE" has the meaning set forth in Schedule 1.

     SECTION 1.2.        CALCULATION GUIDELINES

     For purposes of calculating the Class A Note Interest Payment, the Class A Note Principal Balance shall at all times be equal to the sum of all Loans then outstanding.

                                      ARTICLE II

                         CREATION OF THE SERIES 1997-1 NOTES

     SECTION 2.1.        DESIGNATION; GENERAL TERMS AND CONDITIONS.

     (a) There is hereby created a Series of Notes to be issued in one Class pursuant to the Indenture and this Supplement to be known respectively as the "WLFC Funding Corporation Secured Notes, Series 1997-1, Class A". The Series 1997-1 Notes shall not be rated by any Rating Agency as of the Effective Date.

     (b) The Payment Date with respect to the Series 1997-1 Notes shall be the twentieth day of each month, or, if such day is not a Business Day, the immediately following Business Day.

     (c) The Class A Notes shall be issued in definitive form substantially in the form of EXHIBIT A hereto.

     (d) Payments of principal and interest on the Series 1997-1 Notes shall be payable solely from funds on deposit in the Series 1997-1 Series Account or otherwise at the times and in the amounts set forth in Article III of this Supplement.

     (e) In furtherance of, and in addition to the property identified in, the Granting Clause set forth in the Indenture, as it relates to this Supplement, the Issuer hereby grants to the Indenture Trustee, for the benefit of the Series 1997-1 Noteholders, a security interest in all of Issuer's right, title and interest in and to (i) each of the Series 1997-1 Engines, (ii) the Lease Agreements that encumber the Series 1997-1 Engines on the Closing Date or on any date thereafter, (iii) the Series 1997-1 Series Account, the Series 1997-1 Engine Reserve Account, the Series 1997-1 Security Deposit Account and the Series 1997-1 Restricted Cash Account and all amounts and Eligible Investments from time to time on deposit therein and (iv) all income, payments and proceeds of the foregoing (all such property identified in this Section 2.1(e), collectively, the "Series Collateral"). Such Series Collateral (except as set forth in Section 401(d) of the Indenture with respect to Excess Cash Available for Distribution) shall not be available to pay any other Aggregate Outstanding Obligations until all Outstanding Obligations under this Supplement have been paid in full.

     (f) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

     (g) The Series 1997-1 Notes created hereunder are not securities under federal or state securities laws, but evidence the Issuer's obligation in accordance with the terms hereof, to repay an extension of credit constituting the Loans made to the Issuer by the Series 1997-1 Noteholders.

     SECTION 2.2.   INTEREST PAYMENTS ON THE SERIES 1997-1 NOTES.

     (a) INTEREST ON SERIES 1997-1 NOTES. Each Loan shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the applicable Interest Rate. Such interest shall be payable on each Payment Date from amounts on deposit in the Series 1997-1 Series Account in accordance with
Section 302 of the Indenture and Section 3.2 of this Supplement.

     (b) DEFAULT INTEREST. Upon the occurrence of an Event of Default with respect to the Series 1997-1 Notes, the Issuer shall, pursuant to Section 3.2 hereof, from time to time pay interest ("Default Interest") in accordance with the terms of the Indenture, at a rate per annum equal to the Overdue Rate, for the period during which such amounts shall remain unpaid.

     (c) DETERMINATION OF INTEREST. The Deal Agent shall determine the Interest pursuant to Section 2.6 of the Class A Note Purchase Agreement.

     SECTION 2.3.   PRINCIPAL PAYMENTS ON THE SERIES 1997-1 NOTES.

     Principal of the Series 1997-1 Notes shall be payable on each Payment Date in the amount of the Class A Note Principal Payment from amounts on deposit in the Series 1997-1 Series Account (and on the Final Payment Date, from amounts on deposit in the Series 1997-1 Restricted Cash Account) in accordance with Section 3.2 of this Supplement. The unpaid principal amount of the Series 1997-1 Notes shall be due and payable in full on the Final Payment Date, together with all unpaid interest, fees, expenses, costs and other amounts payable by the Issuer pursuant to the terms of the Indenture and this Supplement.

     SECTION 2.4.   AMOUNTS AND TERMS OF SERIES 1997-1 NOTEHOLDER COMMITMENTS.

     (a) Subject to the terms and conditions of this Supplement and the Class A Note Purchase Agreement, the Class A Note Commitment shall be available to the Issuer on and after the Closing Date until the Conversion Date.

     (b) Prior to the Conversion Date, the Class A Note shall be a revolving note with a maximum principal amount equal to the Class A Note Commitment then in effect; PROVIDED, HOWEVER, that at no time shall the Class A Note Principal Balance exceed the Asset Base for this Series 1997-1. The Deal Agent shall maintain a record of all Loans and repayments made on the Class A Note and absent manifest error such records shall be conclusive. On any date requested by the Issuer, after the Issuer shall have satisfied all applicable conditions precedent set forth in Article V hereof, each Purchaser shall, at the Issuer's request for a Loan as specified in a notice given to the Deal Agent in accordance with the terms of the Class A Note Purchase Agreement, make payment thereof (in proportion to its respective commitment) in an amount equal to (i) the Applicable Percentage of the Net Purchase Price for the Eligible Engines pledged as collateral for such Loan and, with respect to any Capital Improvements, (ii) the Applicable Percentage of the value of Capital Improvements made to the Eligible Engines pledged as collateral for such Loan, as determined in accordance with GAAP, and in accordance with the written direction of the Issuer by wire transfer in same day funds provided, that each request for an advance of principal of the Class A Note shall, subject to the Class A Note Commitment then in effect, be in a minimum aggregate amount as set forth in Section 2.4(b) of the Class A Note Purchase Agreement. The Issuer shall pay interest on the Class A Notes at the rates and in the manner set forth in Section 2.2 hereof. The unpaid principal amount of the Class A Notes and all unpaid interest accrued thereon, together with any unpaid Program Fee, Facility Fee and all other fees, expenses, costs and other sums chargeable to the Issuer incurred in connection therewith, shall be due and payable on the Final Payment Date.

     Each request for a Loan shall constitute a reaffirmation by the Issuer that (1) no Event of Default or Early Amortization Event has occurred and is continuing and (2) the representations and warranties contained in the Series 1997-1 Transaction Documents are true, correct and complete in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.

     (c) The Issuer may, on any Payment Date or on the maturity date of any Loan, repay all or any portion of the Class A Note Principal Balance after the Issuer specifies in a notice given to the Deal Agent at least 30 days (and not more than 90 days) before such Payment Date and in accordance with the terms of this Supplement, by making a wire transfer to the Deal Agent; PROVIDED, HOWEVER, that the Issuer may not make such repayment from funds in the Series 1997-1 Restricted Cash Account unless the Issuer is repaying all of the Class A Note Principal Balance. Such repayment shall be accompanied by instructions to apply such cash to the reduction of principal and accrued Interest through the date of such payment. If the Issuer does not notify each Purchaser and the Deal Agent of any such principal reduction at least 30 days prior to such principal reduction, the Issuer shall pay all costs related to the reduction of outstanding principal, including Breakage Costs and all costs associated with the outstanding Commercial Paper related to such principal reduction. The Issuer understands (i) that Commercial Paper issued in connection with such principal may not be prepaid, (ii) that the amount of cash proceeds received by each Purchaser may not match the amount of maturing Commercial Paper on the desired repayment date and (iii) that each Purchaser shall use its reasonable best efforts to minimize any such Breakage Costs.

     (d) The Issuer may terminate or reduce the Class A Note Commitment pursuant to Section 2.5 of the Class A Note Purchase Agreement.

     (e) The Issuer shall pay on each quarterly Payment Date, beginning with the third Payment Date, an Administrative Agent Fee to the Administrative Agent as set forth in Schedule 1.

     (f) The Issuer shall pay on each Payment Date a Program Fee to the Deal Agent as set forth in the Issuer Fee Letter.

     (g) The Issuer shall pay on each Payment Date the Facility Fee to the Deal Agent as set forth in the Issuer Fee Letter.

     SECTION 2.5.   INCREASED COSTS; CAPITAL ADEQUACY; ILLEGALITY.

     The provisions regarding Increased Costs, Capital Adequacy and Illegality as set forth in Section 2.8 of the Class A Note Purchase Agreement are incorporated herein.

     SECTION 2.6.   TAXES.

     The provisions regarding Taxes as set forth in Section 2.9 of the Class A Note Purchase Agreement are incorporated herein.

     SECTION 2.7.   PAYMENTS, COMPUTATIONS, ETC.

     (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Issuer or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (Charlotte, North Carolina time) on the day when due in lawful money of the United States in immediately available funds to the Agent's Account. The Issuer shall, to the extent permitted by law, pay to the Purchasers interest on all amounts not paid or deposited when due hereunder at 1% per annum above the Base Rate, payable on demand; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Deal Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Deal Agent of such overdue amount to the Purchasers, in which case such interest accruing after such date shall be for the account of, and distributed by the Deal Agent to the Purchasers. All computations of interest and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

     (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest or any fee payable hereunder, as the case may be.

     (c) If any Loan requested by the Issuer and approved by a Purchaser and the Deal Agent pursuant to Section 2.2 is not, for any reason whatsoever related to a default or nonperformance by the Issuer, made or effectuated, as the case may be, on the date specified therefor, the Issuer shall indemnify such Purchaser against any reasonable loss, cost or expense incurred by such Purchaser, including, without limitation, any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Purchaser), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser to fund or maintain such Loan, as the case may be, during such Interest Accrual Period.

                                     ARTICLE III

                           SERIES 1997-1 SERIES ACCOUNT AND
                    ALLOCATION AND APPLICATION OF AMOUNTS THEREIN

     SECTION 3.1.   SERIES 1997-1 SERIES ACCOUNT.

     The Issuer shall establish on the Effective Date and maintain, so long as any Series 1997-1 Note is Outstanding, an Eligible Account with the Indenture Trustee which shall be designated as the Series 1997-1 Series Account, which account is hereby pledged to the Indenture Trustee for the benefit of the Series 1997-1 Noteholders pursuant to the Indenture and this Supplement. All deposits of funds by or for the benefit of the Series 1997-1 Noteholders from the Trust Account and the Series 1997-1 Restricted Cash Account shall be accumulated in, and withdrawn from, the Series 1997-1 Series Account in accordance with the provisions of the Indenture and this Supplement.

     SECTION 3.2. DISTRIBUTIONS FROM SERIES 1997-1 SERIES ACCOUNT ON EACH PAYMENT DATE.

     On each Payment Date, the Indenture Trustee shall, in accordance with the Servicer Report, distribute funds then on deposit in the Series 1997-1 Series Account to the following Persons and in the following order of priority:

          (I)    If an Early Amortization Event shall not then be continuing:

                 (A) To the Indenture Trustee by wire transfer of immediately available funds, all Indenture Trustee's Fees then due and payable for Series 1997-1 to the extent not paid by the Servicer;

                 (B) (i) If the Indenture Trustee has received the Servicer Report for the related Collection Period, to the Servicer by wire transfer of immediately available funds, an amount equal to the sum of any (x) Servicing Fee Arrearage and (y) Servicing Fee then due and payable and (ii) to the Servicer by wire transfer of immediately available funds, an amount equal to the Servicer Advance then due and payable;

                 (C) To the Administrative Agent, any fees and expenses then payable to the Administrative Agent approved by the Requisite Global Majority pursuant to Section 405(b) of the Indenture;

                 (D) To an Interest Rate Hedge Provider, any payments owing under an Interest Rate Hedge Agreement other than termination payments;

                 (E) To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its PRO RATA portion of FIRST, any Class A Note Interest Arrearage, and SECOND, the Class A Note Interest Payment for such Payment Date;

                 (F) To the Series 1997-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit therein is equal to the Series 1997-1 Restricted Cash Amount for such Payment Date;

                 (G)   (i) To the Deal Agent an amount equal to the sum of
(x) the Facility Fee and the Program Fee then due and payable and (y) any unpaid Facility Fee and Program Fee from all prior Payment Dates and (ii) to the Administrative Agent an amount equal to the sum of (x) the Administrative Agent Fee then due and payable and (y) any unpaid Administrative Agent Fee from all prior Payment Dates;

                 (H) To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its PRO RATA portion of prepayments deposited in the Series 1997-1 Series Account for the related Collection Period;

                 (I) To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its PRO RATA portion of the Class A Note Principal Payment;

                 (J)   [RESERVED];

                 (K) To each Holder of a Class A Note on the immediately preceding Determination Date, PRO RATA, any Default Interest then due and payable;

                 (L) To each Holder of a Class A Note on the immediately preceding Determination Date, PRO RATA, an amount equal to Taxes, Other Taxes, Increased Costs and amounts due pursuant to Sections 2.5, 2.6 and 2.7 hereof, if any, then due and payable with respect to such Class A Note and any other costs, expenses, taxes and indemnities payable by the Issuer pursuant to the Class A Note Purchase Agreement;

                 (M) To an Interest Rate Hedge Provider any termination payments owing under any Interest Rate Hedge Agreement;

                 (N)   To the Indenture Trustee for distribution pursuant to
Section 401(d) of the Indenture, as Excess Cash Available for Distribution, to the extent that any Deficient Series is Outstanding on such Payment Date;

                 (O) To the Issuer by wire transfer of immediately available funds, any remaining amount on deposit in the Series 1997-1 Series Account on such Payment Date.

          Notwithstanding the foregoing, the amounts set forth in clause (P) shall be payable only at such times as no Deficient Series then exists.

          (II)   If an Early Amortization Event shall then be continuing:

                 (A) To the Indenture Trustee by wire transfer of immediately available funds, all Indenture Trustee's Fees then due and payable for Series 1997-1 to the extent not paid by the Servicer;

                 (B) (i) If the Indenture Trustee has received the Servicer Report for the related Collection Period, to the Servicer by wire transfer of immediately available funds, an amount equal to the sum of any (x) Servicer Fee Arrearage and (y) Servicer Fee then due and payable and (ii) to the Servicer by wire transfer of immediately available funds, an amount equal to the Servicer Advance then due and payable;

                 (C) To the Administrative Agent, any fees and expenses then payable to the Administrative Agent approved by the Requisite Global Majority pursuant to Section 405(b) of the Indenture;

                 (D) To an Interest Rate Hedge Provider, any payments owing under an Interest Rate Hedge Agreement other than termination payments;

                 (E) To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its PRO RATA portion of FIRST, any Class A Note Interest Arrearage and SECOND, the Class A Note Interest Payment for such Payment Date;

                 (F)   (i) to the Deal Agent, an amount equal to the sum of
(x) the Facility Fee and Program Fee then due and payable and (y) any unpaid Facility Fee and Program Fee from all prior Payment Dates and (ii) to the Administrative Agent an amount equal to the sum of (x) the Administrative Agent Fee then due and payable and (y) any unpaid Administrative Agent Fee from all prior Payment Dates;

                 (G) To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its PRO RATA portion of prepayments deposited in the Series 1997-1 Series Account for the related Collection Period;

                 (H) To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its PRO RATA portion of the Class A Note Principal Payment;

                 (I) To each Holder of a Class A Note on the immediately preceding Determination Date, PRO RATA, any Default Interest then due and payable;

                 (J) To each Holder of a Class A Note on the immediately preceding Determination Date, PRO RATA, an amount equal to Taxes, Other Taxes, Increased Costs and amounts due pursuant to Sections 2.5, 2.6 and 2.7 hereof, if any, then due and payable with respect to such Class A Note and any other costs, expenses, taxes and indemnities payable by the Issuer pursuant to the Class A Note Purchase Agreement;

                 (K) To an Interest Rate Hedge Provider any termination payments owing under any Interest Rate Hedge Agreement;

                 (L)   To the Indenture Trustee for distribution pursuant to
Section 401(d) of the Indenture, as Excess Cash Available for Distribution, to the extent that any Deficient Series is Outstanding on such Payment Date;

                 (M) To the Issuer by wire transfer of immediately available funds, any remaining amount on deposit in the Series 1997-1 Series Account on such Payment Date.

     Notwithstanding the foregoing, if an Event of Default has occurred and the Indenture Trustee has sold or otherwise liquidated any Series Collateral or any other asset of the Issuer, then solely with respect to funds realized by the Indenture Trustee from such sale or liquidation, the amounts set forth in clause (K) shall be payable pari passu with the amounts set forth in clause (H) in proportion to the amounts due under clauses (K) and (H), respectively.

     Any amounts payable to a Purchaser shall be made by wire transfer of immediately available funds to the account that such Noteholder has designated to the Indenture Trustee in writing on or prior to the Business Day immediately preceding the Payment Date.

     SECTION 3.3.      ALLOCATION OF EXCESS CASH AVAILABLE FOR DISTRIBUTION.

     On each Payment Date, the Indenture Trustee shall distribute any Excess Cash Available for Distribution deposited into the Series 1997-1 Series Account in accordance with Section 401 of the Indenture in payment of the amounts and in the order of priority set forth in Section 3.2(I) or (II) hereof, as the case may be.

     SECTION 3.4.      SERIES 1997-1 RESTRICTED CASH ACCOUNT.

     (a) The Issuer shall establish on the Effective Date and maintain so long as any Series 1997-1 Note is Outstanding an Eligible Account with the Indenture Trustee which shall be designated as the Series 1997-1 Restricted Cash Account, which account is hereby pledged to the Indenture Trustee pursuant to the Indenture and this Supplement. On the date on which the initial Loan is made, the Issuer will deposit the Series 1997-1 Restricted Cash Amount in the Series 1997-1 Restricted Cash Account from the proceeds of issuance of the Series 1997-1 Notes and thereafter amounts shall be deposited in the Series 1997-1 Restricted Cash Account in accordance with Section 3.2 of this Supplement. Any and all moneys remitted by the Indenture Trustee to the Series 1997-1 Restricted Cash Account shall be invested in Eligible Investments in accordance with the Indenture and shall be distributed in accordance with this Section 3.4.

     (b) No later than 10:00 a.m. North Carolina time on the Business Day prior to each Payment Date, the Indenture Trustee shall, in accordance with the written instructions from the Deal Agent, make a draw on the Series 1997-1 Restricted Cash Account in an amount equal to the extent by which amounts on deposit in the Series 1997-1 Series Account will be insufficient to pay those amounts payable pursuant to Section 3.2(I)(E) or Section 3.2(II)(E), as the case may be, on such Payment Date (after giving effect to any distributions to be made on such Payment Date prior to the payment of such amounts) and the amount of any such draw shall be deposited in the Series 1997-1 Series Account.

     (c) On each Payment Date, the Indenture Trustee shall, in accordance with the Servicer Report or pursuant to written instructions from the Deal Agent, deposit in the Series 1997-1 Series Account the excess, if any, of (A) amounts then on deposit in the Restricted Cash Account (after giving effect to any withdrawals therefrom on such Payment Date) over (B) the Series 1997-1 Restricted Cash Amount. On the Final Payment Date, any remaining funds in the Series 1997-1 Restricted Cash Account shall be deposited in the Series 1997-1 Series Account and distributed in accordance with Section 3.2 of this Supplement.

     SECTION 3.5.      SERIES 1997-1 ENGINE RESERVE ACCOUNT.

     (a) The Issuer shall establish on the Effective Date and maintain an Eligible Account with the Indenture Trustee which shall be designated as the Series 1997-1 Engine Reserve Account, which account is hereby pledged to the Indenture Trustee pursuant to the Indenture and this Supplement. The Issuer, or Servicer on its behalf, shall cause the Lessees to remit the Maintenance Reserve Payments to the Trust Account, and the Servicer, pursuant to the Servicing Agreement, shall, by not later than each Determination Date, specifically identify those Maintenance Reserve Payments to a particular Eligible Engine and instruct the Indenture Trustee to allocate all Maintenance Reserve Payments on deposit in the Trust Account which relate to any Engine pledged as collateral for the Series 1997-1 Notes, to the Series 1997-1 Engine Reserve Account.

     (b) The Issuer shall maintain (or shall cause the Servicer to maintain) records that will identify amounts on deposit in the Series 1997-1 Engine Reserve Account to a specific Eligible Engine. The Servicer shall be entitled to withdraw funds from the Series 1997-1 Engine Reserve Account for the payment of maintenance expenses with respect to the related Eligible Engine, at the times and subject to the further conditions set forth in the Servicing Agreement; PROVIDED, HOWEVER, that so long as a Servicer Default is then in effect, the Servicer shall not be entitled to make such withdrawal except upon presentation of supporting documentation reasonably determined by the Deal Agent to comply with the terms of the applicable Lease Agreement (which shall evidence its determination by written instrument delivered to the Indenture Trustee).

     SECTION 3.6.      SERIES 1997-1 SECURITY DEPOSIT ACCOUNT.

     (a) The Issuer shall establish on the Effective Date and maintain an Eligible Account with the Indenture Trustee which shall be designated as the Series 1997-1 Security Deposit Account, which account is hereby pledged to the Indenture Trustee pursuant to the Indenture and this Supplement. The Issuer, or Servicer on its behalf, shall cause the Lessees to remit the Security Deposits to the Trust Account, and the Servicer, pursuant to the Servicing Agreement, shall, by not later than each Determination Date, specifically identify those Security Deposits to a particular Eligible Engine and instruct the Indenture Trustee to allocate all Security Deposits on deposit in the Trust Account which relate to any Engine pledged as collateral for the Series 1997-1 Notes, to the Series 1997-1 Security Deposit Account.

     (b) The Issuer shall maintain (or shall cause the Servicer to maintain) records that will identify amounts on deposit in the Series 1997-1 Security Deposit Account to a specific Eligible Engine. The Servicer shall be entitled to withdraw funds from the Series 1997-1 Security Deposit Account for the refund to the Lessee of the Security Deposit with respect to the related Eligible Engine, at the times and subject to the further conditions set forth in the Servicing Agreement; PROVIDED, HOWEVER, that so long as a Servicer Default is then in effect, the Servicer shall not be entitled to make such withdrawal except upon presentation of supporting documentation reasonably determined by the Deal Agent to comply with the terms of the applicable Lease Agreement (which shall evidence its determination by written instrument delivered to the Indenture Trustee).

     SECTION 3.7.      SECURITIES ACCOUNTS.

     (a) Notwithstanding any other provision of this Supplement or the Indenture, with respect to each of the Securities Accounts, the Securities Intermediary hereby agrees that it will comply with entitlement orders (as such term is defined under the UCC) originated by the Indenture Trustee without further consent by the Issuer.

     (b) Each of the Issuer, the Securities Intermediary and the Indenture Trustee intends that the provisions of Section 3.7(a) will give the Indenture Trustee "control" over the Securities

Accounts (as the term "control" is defined under the UCC), without prejudice to any other provision of the UCC that also would be deemed to give the Indenture Trustee such control.

                                      ARTICLE IV

                                 ADDITIONAL COVENANTS

     In addition to the covenants set forth in Article VI of the Indenture, the Issuer hereby makes the following additional covenants for the benefit of the Series 1997-1 Noteholders:

     SECTION 4.1.      ADDITIONAL SERIES.

     The Issuer shall not issue any additional Series of Notes on or after the Effective Date without (a) the prior written consent of the Deal Agent,
(b) confirmation in writing that the Outstanding Obligations of each Series of Notes (calculated after giving effect to such proposed issues) shall not exceed the Asset Base for such Series of Notes as evidenced by the related Asset Base Certificate most recently received by the Indenture Trustee (but not earlier than the preceding Payment Date) and (c) confirmation in writing that no Early Amortization Event or Event of Default has occurred and is then continuing, and as a result of the issuance of such new Series no Early Amortization Event or Event of Default will exist.

     SECTION 4.2.      CONTROL PARTY.

     For purposes of determining a Requisite Global Majority pursuant to
Section 503 of the Indenture, the Control Party of Series 1997-1 shall mean the Majority of Holders of the Outstanding Class A Notes.

     SECTION 4.3.      INSPECTIONS.

     The Issuer agrees that any Person designated in writing by the Deal Agent may consult with the proper officials of the Issuer (including, without limitation, officials of any Affiliate of the Issuer in charge of servicing the Lease Agreements) at such times during normal business hours and as often as the Deal Agent may reasonably request regarding the information required to be furnished pursuant to the Servicing Agreement or regarding the performance of its respective covenants and agreements contained in any of this Supplement or any of the Related Documents to which it is a party;

     SECTION 4.4.      RESERVED.

     SECTION 4.5.      INTEREST RATE HEDGE AGREEMENTS.

     (a) The Issuer shall enter into Interest Rate Hedge Agreements in order to protect the Issuer, to the extent commercially practicable, from fluctuations in interest rates which would increase the interest payments of the Issuer on Notes issued under this Supplement; provided that all Interest Rate Hedge Agreements shall be in the amount specified in Schedule 1 and in form and substance acceptable to the Deal Agent and be with an Interest Rate Hedge Provider acceptable to the Deal Agent; PROVIDED, HOWEVER, that following any Servicer Default the Deal Agent shall have the right, in its sole discretion but after consultation with the initial Servicer if the initial Servicer is still an operating entity, to direct the Indenture Trustee to enter into Interest Rate Hedge Agreements on the Issuer's or the Indenture Trustee's behalf. On or prior to the effective date of each such Interest Rate Hedge Agreement which is not solely a cap agreement, the Interest Rate Hedge Providers thereunder shall agree, for the period of one year after all Indebtedness under this Supplement shall have been paid in full, not to commence any case, proceeding or other action under any existing or future Insolvency Law seeking to have an order for relief entered with respect to the Issuer. In addition, long term senior unsecured indebtedness of the related Interest Rate Hedge Provider shall be rated not less than A by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. and A2 by Moody's Ratings Services.

     (b) Each Interest Rate Hedge Agreement shall provide that all payments made pursuant thereto shall be paid directly to the Series 1997-1 Series Account or shall be assigned to the Issuer with directions from the Issuer to deposit such payments in the Series 1997-1 Series Account, and all payments received from an Interest Rate Hedge Provider shall be deposited by the Issuer or the Indenture Trustee directly into the Series 1997-1 Series Account.

     SECTION 4.6.      INSURANCE.

     The Issuer shall deliver to the Deal Agent and the Indenture Trustee, within 90 days of the Closing Date or the Transfer Date related to the transfer of any additional Transferred Assets, as the case may be, certificates evidencing the Issuer's insurance coverage (in addition to any insurance coverage required under the Servicing Agreement), which shall be satisfactory to the Deal Agent, and shall name the Indenture Trustee on behalf of the Series 1997-1 Noteholders as additional loss payee, in the case of casualty insurance, and as additional insured in the case of liability insurance.

     SECTION 4.7.      LESSEE ACKNOWLEDGMENT.

     Within 90 days of the Closing Date or the Transfer Date related to each Lease Agreement that is the subject of a Loan, as the case may be, the Lessee under each Lease Agreement that is the subject of a Loan made on such date shall have executed and delivered to the Deal Agent a written certificate, substantially in the form attached hereto as Exhibit C, in which the Lessee confirms (i) its remaining obligations under such Lease Agreement, (ii) that no event of default (as defined in the Lease Agreements), or condition or event which with the giving of notice or the passage of time or both would constitute an event of default, exists under any related Lease Agreement and
(iii) that it will name the Indenture Trustee as additional loss payee, in the case of casualty insurance, and as additional insured in the case of liability insurance.

     SECTION 4.8.      OPINIONS OF FOREIGN LOCAL COUNSEL.

     Within 120 days of the Closing Date or the Transfer Date related to each Engine and related Lease Agreement, as the case may be, the Issuer shall cause the delivery to the Series

1997-1 Noteholders of Opinions of Counsel, other than counsel employed by the Issuer, the Seller or the Servicer for purposes other than solely with respect to the issuance of such opinions, in form and substance satisfactory to the Series 1997-1 Noteholders, as to the perfection and priority (to the extent applicable in such jurisdiction) of the Indenture Trustee's security interest in each Engine and related Lease Agreement, which are subject to the applicable laws of any jurisdiction other than the United States.

                                      ARTICLE V

                    CONDITIONS OF EFFECTIVENESS AND FUTURE LENDING

     SECTION 5.1.      EFFECTIVENESS OF SUPPLEMENT.

     The effectiveness of this Supplement is subject to the condition precedent that the Indenture Trustee shall have received all of the following, each duly executed and dated as of the Effective Date, in form and substance satisfactory to all of the initial Series 1997-1 Noteholders and each (except for the Series 1997-1 Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Series 1997-1 Noteholder:

     (a) SERIES 1997-1 NOTES. Separate Series 1997-1 Notes executed by the Issuer, and duly authenticated by the Indenture Trustee, in favor of each Series 1997-1 Noteholder in the stated principal amount of such Series 1997-1 Notes that such Series 1997-1 Noteholder has agreed to purchase.

     (b) CERTIFICATE(S) OF SECRETARY OR ASSISTANT SECRETARY. Separate certificates executed by the corporate secretary or assistant secretary of each of Seller (as Seller and Servicer), the Servicer, the Guarantor and the Issuer, dated the Effective Date, certifying (i) that the respective company has the authority to execute and deliver, and perform its respective obligations under each of the Series 1997-1 Transaction Documents to which it is a party, and (ii) that attached are true, correct and complete copies of the Certificate of Incorporation, by-laws, board resolutions and incumbency certificates in form and substance satisfactory to all of the initial Series 1997-1 Noteholders, as to such matters as they shall require.

     (c) SECURITY DOCUMENTS. The Indenture and this Supplement, in form and substance satisfactory to all of the initial Series 1997-1 Noteholders, shall have been executed and delivered by Issuer, and all other parties thereto, together with other documents reasonably requested by Series 1997-1 Noteholders.

     (d) OPINIONS OF COUNSEL. Opinions of Counsel to the Issuer, the Seller, the Guarantor, the Servicer and the Indenture Trustee, in form and in substance satisfactory to the initial Series 1997-1 Noteholder as to such matters as it shall require.

     (e) SERIES 1997-1 TRANSACTION DOCUMENTS. Each of the Amendment to the Servicing Agreement, the Contribution and Sale Agreement, the Structuring Fee Letter Agreement, the Administration Agreement, the Indenture, the Assignment, the Class A Note Purchase

Agreement, this Supplement and the Issuer Fee Letter shall have been duly executed and delivered.

     (f) GOOD STANDING CERTIFICATES. Good Standing Certificates in the state(s) of formation and location for each of the Seller (as Seller and Servicer), the Guarantor and the Issuer.

     (g) ESTABLISHMENT OF ACCOUNTS. Each of the Trust Account, the Series 1997-1 Series Account, the Restricted Cash Account, the Series 1997-1 Restricted Cash Account, the Engine Reserve Account, the Series 1997-1 Engine Reserve Account, the Security Deposit Account and the Series 1997-1 Security Deposit Account shall have been established with the Indenture Trustee as evidenced by a certificate of an authorized officer of the Indenture Trustee.

     (h) GUARANTY. The Guarantor shall have duly executed and delivered the Guaranty.

     (i) LEGAL FEES. The Issuer shall have paid to Thacher Proffitt & Wood and to Kilpatrick Stockton LLP, their fees and expenses as counsel for the Deal Agent and the Purchasers.

     Purchase of the Series 1997-1 Notes by the Series 1997-1 Noteholders shall be conclusive evidence, upon which the Indenture Trustee may rely that the Series 1997-1 Noteholders have determined that the conditions precedent to the effectiveness of the Series 1997-1 Supplement set forth in (a) through
(i) above, have been complied with to their satisfaction.

     SECTION 5.2.      ADVANCES ON CLASS A NOTES.

     The obligation of a Purchaser to make any Loans pursuant to its Class A Note Commitment under this Supplement and the Class A Note Purchase Agreement is subject to the following further conditions precedent; PROVIDED, HOWEVER, that the Deal Agent may waive in writing those conditions precedent set forth in subdivisions (o), (r), (s), (v) and (w) of this Section 5.2:

     (a) DEFAULT. Before and after giving effect to such advance, no Event of Default shall have occurred and be continuing.

     (b) EARLY AMORTIZATION EVENT. Before and after giving effect to such advance, no Early Amortization Event shall have occurred and be continuing unless each of the Requisite Global Majority and Holders representing one hundred percent (100%) of the Class A Note Principal Balance have approved such advance.

     (c) CERTIFICATION. Issuer shall have delivered to the Purchasers a compliance certificate, signed by an officer of Issuer, as to the matters set out in Article V and in Article VI of this Supplement.

     (d) ASSET BASE CERTIFICATE. Issuer shall have delivered to the Purchasers a duly completed and executed Asset Base Certificate, as of a date not earlier than thirty (30) days prior to the date of such proposed advance of principal of the Class A Note, which states that the Class A Note Principal Balance (after giving effect to such proposed advance of principal of the Class A Note) will not exceed the Asset Base for Series 1997-1 and complies with the requirements therefor set forth in the Indenture and this Supplement.

     (e)   CONVERSION DATE. The Conversion Date shall not have occurred.

     (f) SECURITY DOCUMENTS. All UCC financing statements, documents of similar import in other jurisdictions, and other documents reasonably requested by Series 1997-1 Noteholders shall have been delivered to the Deal Agent.

     (g) CERTIFICATE AS TO ENGINES. A certificate from the Servicer certifying that it is managing all of the Contributed Engines in accordance with the Servicing Agreement.

     (h) OPINIONS OF COUNSEL. Opinions of Counsel to the Issuer, other than counsel employed by the Issuer, the Seller or the Servicer, as to perfection and priority of the Indenture Trustee's security interest in the Collateral, in form and substance satisfactory to the Series 1997-1 Noteholder as to such matters as it shall require.

     (i) PERFECTED SECURITY INTEREST. The Deal Agent shall have received evidence to its satisfaction that the Indenture Trustee has (or upon funding, will have) a first priority security in each Engine, and related Lease Agreements that will be the subject of such Loan; PROVIDED, HOWEVER, that if the applicable laws of any jurisdiction in which an Engine is required to be registered does not provide for a means to obtain such first priority security, then the Issuer shall provide additional assurances satisfactory to the Purchasers. Such evidence shall, if requested by the Deal Agent, include any Opinion of Counsel, other than counsel employed by the Issuer, the Seller or the Servicer, as to the perfection of such security interest including, without limitation, a written opinion from outside counsel for the Issuer, regarding FAA matters.

     (j) APPRAISAL. The Deal Agent shall have received an Appraisal in form, scope and for a value satisfactory to the Deal Agent with respect to each Engine that will be the subject of such Loan.

     (k) CHATTEL PAPER. Any original counterpart of each Lease Agreement (other than the one held by the Lessee or filed with any relevant Governmental Authority) that will be the subject of a Loan that constitutes "chattel paper" for purposes of the UCC as in effect in the jurisdiction whose law governs the Lease Agreement has been delivered to the Indenture Trustee.

     (l) REMITTANCE TO TRUST ACCOUNT. The Lessee under each Lease Agreement that will be the subject of a Loan shall have been directed to remit to the Trust Account all Scheduled Payments and other amounts owing pursuant to such Lease Agreement.

     (m) LESSEE ACKNOWLEDGMENT. The Lessee under each Lease Agreement that will be the subject of a Loan shall have received a written certificate, in substantially the form attached hereto as Exhibit C, in which the Lessee will confirm (i) its remaining obligations under such Lease Agreement, (ii) no event of default (as defined in the Lease Agreements), or condition or event which with the giving of notice or the passage of time or both would constitute an event of default, exist under any such Lease Agreement and
(iii) that it will name the Indenture Trustee as additional loss payee, in the case of casualty insurance, and as additional insured in the case of liability insurance.

     (n) DEAL AGENT APPROVAL. The Deal Agent shall have approved each Lease Agreement which is proposed as collateral for a Loan hereunder (the Deal Agent shall communicate, within five Business Days of receipt of all information from the Issuer reasonably requested by the Deal Agent, its approval or disapproval of each Lease Agreement which is proposed as collateral for a Loan hereunder).

     (o) MAXIMUM CONCENTRATION BY ENGINE TYPES. Each Engine shall have been manufactured by one of the manufacturers set forth under the column titled "Manufacturer" on Exhibit B hereto and shall be one of the engine types set forth opposite the name of such manufacturer under the column titled "Engine Type" on Exhibit B hereto. After giving effect to the transfer of Engines on any Transfer Date, the sum of the Net Book Values of all Eligible Engines (relating to Existing and Possible Loans) of the same engine type shall not exceed an amount equal to the product of (i) the percentage set forth opposite such engine type in the column entitled "Maximum Concentration" on Exhibit B hereto and (ii) the Aggregate Net Book Value (relating to Existing and Possible Loans) on such Transfer Date.

     (p) MAXIMUM CONCENTRATION FOR SINGLE LESSEE. After giving effect to the transfer of Engines and the related Lease Agreements on any Transfer Date, the sum of the Net Book Values of all Eligible Engines (relating to Existing and Possible Loans) that are or would be subject to a Lease Agreement with a single Lessee (including Affiliates thereof) shall not exceed an amount equal to the product of (i) the Single Lessee Percentage and
(ii) the Aggregate Net Book Value (relating to Existing and Possible Loans).

     (q) MAXIMUM CONCENTRATION FOR ANY THREE LESSEES. After giving effect to the transfer of Engines and the related Lease Agreements on any Transfer Date, the sum of the Net Book Values of all Eligible Engines (relating to Existing and Possible Loans) that are or would be subject to a Lease Agreement with the three (3) largest Lessees with respect to aggregate Net Book Values (including Affiliates thereof) shall not exceed an amount equal to the product of (i) the Three Lessee Percentage and (ii) the Aggregate Net Book Value (relating to Existing and Possible Loans).

     (r) MAXIMUM CONCENTRATION BY GEOGRAPHIC REGION. After giving effect to the transfer of Engines and the related Lease Agreements on any Transfer Date, the sum of the Net Book Values of all Engines (relating to Existing and Possible Loans) that are or would be subject to a Lease Agreement with Lessees having corporate headquarters located in the geographic areas set forth below shall not exceed an amount equal to the product of (i) the percentage set forth opposite such geographic region under the column entitled "Maximum Geographic Percentage" in the Geographic Concentration Table in Schedule 1 and (ii) the Aggregate Net Book Value (relating to Existing and Possible Loans).

     (s) CONCENTRATION OF ENGINES FOR WIDE BODY AIRCRAFT. After giving effect to the transfer of Engines on any Transfer Date, the sum of the Net Book Values of all Eligible Engines (relating to Existing and Possible Loans) designed to power Wide Body Aircraft shall not exceed an amount equal to the product of (i) the Wide Body Aircraft Percentage and (ii) Aggregate Net Book Value (relating to Existing and Possible Loans).

     (t) ON-LEASE PERCENTAGE. After giving effect to the transfer of Engines on any Transfer Date, the On-Lease Percentage of all Eligible Engines (relating to Existing and Possible Loans) as of such Transfer Date shall not be less than the Applicable Percentage.

     (u) WEIGHTED AVERAGE LEASE RATE FACTOR. After giving effect to the transfer of Engines on any Transfer Date, the Weighted Average Lease Rate Factor for all Eligible Engines (relating to Existing and Possible Loans) shall not be less than the Weighted Average Lease Rate Percentage.

     (v) ONE YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE. After giving effect to the transfer of Engines on any Transfer Date, the One Year Lease Expiry Concentration Percentage for Eligible Engines (relating to Existing and Possible Loans) on such Transfer Date shall not exceed the Target One Year Lease Expiry Concentration Percentage.

     (w) TWO YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE. After giving effect to the transfer of Engines on any Transfer Date, the Two Year Lease Expiry Concentration Percentage for Eligible Engines (relating to Existing and Possible Loans) on such Transfer Date shall not exceed the Target Two Year Lease Expiry Concentration Percentage.

                                      ARTICLE VI

                            REPRESENTATIONS AND WARRANTIES

     To induce the Series 1997-1 Noteholders to purchase the Series 1997-1 Notes hereunder, the Issuer hereby represents and warrants to the Series 1997-1 Noteholders as of the Effective Date, the Closing Date and each date on which a Loan is made (to the extent applicable to the Issuer generally and to the assets added to the Collateral on such date on which a Loan is made, unless otherwise specified) that:

     SECTION 6.1.      EXISTENCE.

     Issuer is a corporation duly organized, validly existing and in compliance under the laws of the State of Delaware. Issuer is in good standing and is duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon the Issuer.

     SECTION 6.2.      AUTHORIZATION.

     Issuer has the power and is duly authorized to execute and deliver this Supplement and the other Series 1997-1 Transaction Documents to which it is a party; Issuer is and will continue to be duly authorized to borrow monies hereunder; and Issuer is and will continue to be authorized to perform its obligations under this Supplement and under the other Series 1997-1 Transaction Documents. The execution, delivery and performance by Issuer of this Supplement and the other Series 1997-1 Transaction Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, stockholder or any other Person which has not already been obtained.

     SECTION 6.3.      NO CONFLICT; LEGAL COMPLIANCE.

     The execution, delivery and performance of this Supplement and each of the other Series 1997-1 Transaction Documents and the execution, delivery and payment of the Series 1997-1 Notes will not: (a) contravene any provision of Issuer's charter documents or bylaws or other organizational documents; (b) contravene, conflict with or violate any applicable law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) materially violate or result in the breach of, or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which Issuer is a party or by which Issuer, or its property and assets may be bound or affected. Issuer is not in material violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

     SECTION 6.4.      VALIDITY AND BINDING EFFECT.

     This Supplement is, and each Series 1997-1 Transaction Document to which Issuer is a party, when duly executed and delivered, will be, legal, valid and binding obligations of Issuer, enforceable against Issuer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     SECTION 6.5.      FINANCIAL STATEMENTS.

     Since September 30, 1998, there has been no Material Adverse Change in the financial condition of the Seller or the Servicer.

     SECTION 6.6.      EXECUTIVE OFFICES.

     The current location of Issuer's chief executive office and principal place of business is located at 2320 Marinship Way, Suite 300, Sausalito, California 94965. The Issuer does not have trade names or doing business names.

     SECTION 6.7.      NO AGREEMENTS OR CONTRACTS.

     The Issuer has not transacted any business on or prior to the Effective Date. The Issuer is not now and has not been a party to any contract or agreement (whether written or oral), other than the Series 1997-1 Transaction Documents and contracts or agreements incidental thereto.

     SECTION 6.8.      CONSENTS AND APPROVALS.

     No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of Issuer or of any other Person under any material agreement, contract, lease or license or similar document or instrument to which Issuer is a party or by which Issuer is bound, is required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 1997-1 Transaction Documents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 1997-1 Transaction Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

     SECTION 6.9.      MARGIN REGULATIONS.

     Issuer does not own any "margin security", as that term is defined in Regulations G and U of the Federal Reserve Board, and the proceeds of the Series 1997-1 Notes issued under this Supplement will be used only for the purposes contemplated hereunder. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Supplement to be considered a "purpose credit" within the meaning of Regulations T, U and X. Issuer will not take or permit any agent acting on its behalf to take any action which might cause this Supplement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

     SECTION 6.10.     TAXES.

     All federal, state, local and foreign tax returns, reports and statements required to be filed by Issuer have been filed with the appropriate Governmental Authorities, and all Taxes, Other Taxes and other impositions shown thereon to be due and payable by Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided to the Noteholders pursuant to
Section 626 of the Indenture. Issuer has paid when due and payable all material charges upon the books of Issuer and no Government Authority has asserted any Lien against Issuer with respect to unpaid Taxes or Other Taxes. Proper and accurate amounts have been withheld by Issuer and its Subsidiaries from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

     SECTION 6.11.     OTHER REGULATIONS.

     Issuer is not: (a) a "public utility company" or a "holding company," or an "affiliate" or a "Subsidiary company" of a "holding company," or an "affiliate" of such a "Subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (b) an "investment company," or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The issuance of the Notes hereunder and the application of the proceeds and repayment thereof by Issuer and the performance of the transactions contemplated by this Supplement and the other Series 1997-1 Transaction Documents will not violate any provision of the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     SECTION 6.12.     SOLVENCY AND SEPARATENESS.

     The Issuer represents, warrants and covenants to take the following actions to maintain its existence separate and apart from any other Person:

               (i) maintain books of account in accordance with GAAP and maintain its accounts, books and records separate from any other person or entity:

               (ii) not commingle its funds or assets with those of any other entity;

               (iii)   hold its assets in its own name;

               (iv)    conduct its business solely in its own name;

               (v)     pay its own liabilities out of its own funds and assets;

               (vi)    observe all corporate formalities;

               (vii) maintain an arms-length relationship with its affiliates;

               (viii) not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligation of any other entity, and will not permit any other person to assume or guarantee or become obligated for its debts or hold out its credit as being available to satisfy the Issuer's obligations, except with respect to obligations in connection with the Guaranty and the Seller also may be required from time to time, as parent corporation of the Issuer, to guaranty the Issuer's obligations, if any, as lessor under certain Lease Agreements sold by the Seller to the Issuer.

               (ix) not acquire obligations or securities of its stockholders;

               (x) allocate fairly and reasonably overhead or other expenses that are properly shared with any other person or entity, including without limitation, shared office space, and use separate stationery, invoices and checks;

               (xi) identify and hold itself out as a separate and distinct entity under its own name and not as a division or part of any other person or entity;

               (xii) correct any known misunderstanding regarding its separate identity;

               (xiii)  not make loans to any person or entity;

               (xiv) not identify its stockholders, or any affiliates of any of them, as a division or part of itself;

               (xv) not enter into, or be a party to, any transaction with its stockholders or their affiliates, except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party;

               (xvi) pay the salaries of its own employees, if any, from its own funds;

               (xvii) maintain capital that is adequate for the business and undertakings of the Issuer;

               (xviii) have one director who shall not have been, at the time of his or her appointment or at any time in the preceding five (5) years:
     (a) a direct or indirect legal or beneficial stockholder of the Issuer or any of its affiliates; (b) a creditor, supplier, employee, officer, director, manager or contractor of the Issuer or any of its affiliates; (c) a person who controls the Issuer or any of its affiliates; or (d) a member of the immediate family of a person defined in (a), (b) or (c) immediately above;

               (xix) is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Series 1997-1 Transaction Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believed that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, trustee or similar person in respect of the Issuer or any of its assets.

     SECTION 6.13.     NO PROCEEDINGS.

     Each of the Issuer and the Indenture Trustee hereby agrees that it will not institute against, or join any other Person in instituting against VFCC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any other state of the United States, so long as any commercial paper issued by VFCC shall be outstanding and there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding.

     SECTION 6.14.     RECOURSE AGAINST CERTAIN PARTIES.

     (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any of the Issuer, the Servicer, VFCC, any Purchaser or the Deal Agent as contained in the Deal Documents or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; IT BEING EXPRESSLY AGREED AND UNDERSTOOD that the agreements of such party contained in the Deal Documents and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party, PROVIDED THAT, in the case of VFCC, such liabilities shall be paid only after the repayment in full of all Commercial Paper and all other liabilities contemplated in the program documents with respect to VFCC, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such party or any incorporator, stockholder, affiliate, officer, employee or director of such party or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Purchaser contained in the Deal Documents or in any other such instrument, document or agreement, or which are implied therefrom, and that any and all personal liability of every such administrator of such party and each incorporator, stockholder, affiliate, officer, employee or director of such party or of any such administrator, or any of them, for breaches by such party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of, and in consideration for, the execution of the Deal Documents.

     (b) Notwithstanding anything contained in this Agreement or any other Series 1997-1 Transaction Document, VFCC shall have no obligation to pay any amount required to be paid by it hereunder or in excess of any amount available to VFCC after paying or making provision for the payment of its Commercial Paper. All payment obligations of VFCC hereunder thereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper; and each of the Issuer, the Deal Agent, the Liquidity Agent, the Servicer and each Investor agrees that they shall not have a claim under Section 101(5) of the United States Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to VFCC to pay such amounts after paying or making provision for the payment of its Commercial Paper.

     (c) The provisions of this Section 6.14 shall survive the termination of this Agreement.

     SECTION 6.15.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     So long as any of the Notes shall be Outstanding and until payment and performance in full of the Outstanding Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made.

     SECTION 6.16.     NO EVENT OF DEFAULT OR EARLY AMORTIZATION EVENT.

     No Event of Default or Early Amortization Event has occurred and is continuing.

     SECTION 6.17.     LITIGATION AND CONTINGENT LIABILITIES.

     No claims, litigation, arbitration proceedings or governmental proceedings by any Governmental Authority are pending or threatened against or are affecting Issuer or any of its Subsidiaries the results of which might interfere with the consummation of any of the transactions contemplated by this Supplement or any document issued or delivered in connection herewith.

     Section 6.18.     TITLE; LIENS.

     THE Issuer has good, legal and marketable title to its assets including the Collateral, and none of such assets is subject to any Lien, except for the Lien created pursuant to the Indenture. The Issuer has not assigned, conveyed, pledged or otherwise transferred to any other Person any of its right, title or interest in the Collateral.

     SECTION 6.19.     SUBSIDIARIES.

     At all times on or prior to the Effective Date, the Issuer has had no subsidiaries.

     SECTION 6.20.     NO PARTNERSHIP.

     The Issuer is not a partner or joint venturer in any partnership or joint venture.

     SECTION 6.21.     PENSION AND WELFARE PLANS.

     No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or reportable event (within the meaning of section 4043 of ERISA), has occurred with respect to any Plan. The present value of all benefit liabilities under all Plans subject to Title IV of ERISA, as defined in Section 4001(a)(16) of ERISA, exceeds the fair market value of all assets of Plans subject to Title IV of ERISA (determined as of the most recent valuation date for such Plan on the basis of assumptions prescribed by the Pension Benefit Guaranty Corporation for the purpose of Section 4044 of ERISA), by no more than $1.9 million. Neither Issuer nor any ERISA Affiliate is subject to any present or potential withdrawal liability pursuant to Title IV of ERISA and no multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) to which the Issuer or any ERISA Affiliate has an obligation to contribute or any liability, is or is likely to be disqualified for tax purposes, in reorganization within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No liability (other than liability to make periodic contributions to fund benefits) with respect to any Plan of Issuer, or Plan subject to Title IV of ERISA of any ERISA Affiliate, has been, or is expected to be, incurred by Issuer or an ERISA Affiliate, either directly or indirectly. All Plans of Issuer are in material compliance with ERISA and the Code. No lien under Section 412 of the Code or 302(f) of ERISA or requirement to provide security under the Code or ERISA has been or is reasonably expected by Issuer to be imposed on its assets. The Issuer does not have any obligation under any collective bargaining agreement. As of the Effective Date, the Issuer is not an employee benefit plan within the meaning of ERISA or a "plan" within the meaning of section 4975 of the Code and assets of the Issuer do not constitute "plan assets" within the meaning of section 2510.3-101 of the regulations of the Department of Labor.

     SECTION 6.22.     OWNERSHIP OF ISSUER.

     On the Effective Date, all of the issued and outstanding common shares of the Issuer are owned by Willis Lease Finance Corporation.

     SECTION 6.23.     SECURITY INTEREST.

     The security interest in the Collateral created pursuant to the Indenture and this Supplement has been validly created, and no other action is required to be taken by any person in order for the full benefit of the security interest created thereby to vest in the Indenture Trustee in order to insure the first priority perfected security interest of the Indenture Trustee (for the benefit of the Series 1997-1 Noteholders) in the Collateral.
 Each Lease Agreement is "chattel paper" (under the UCC, if the UCC is in effect in the jurisdiction whose law governs the Lease Agreement). All executed counterparts of each Lease Agreement (other than the one held by the related Lessee or filed with any relevant Governmental Authority) that constitutes "chattel paper" are in the possession of the Indenture Trustee.

     SECTION 6.24.     ELIGIBLE LEASE AGREEMENTS; ELIGIBLE ENGINES.

     Each of the Lease Agreements is an Eligible Lease and each Engine is an Eligible Engine.

                                     ARTICLE VII

                               EARLY AMORTIZATION EVENT

     SECTION 7.1.      EARLY AMORTIZATION EVENT.

     With respect to the Series 1997-1 Notes, as of any date of determination, the existence of any one of the following events or conditions shall constitute an Early Amortization Event:

           (1) An "event of default" under any Related Document (including an Event of Default) shall have occurred and then be continuing;

           (2)   A Servicer Default shall have occurred and then be continuing;

           (3) The amount of any scheduled payment of interest or principal then due and owing on the Series 1997-1 Notes is not paid in full;

           (4)   The EBIT Ratio of Issuer shall be less than the Target EBIT
                 Ratio;

           (5)   The Asset Base shall be less than or equal to $25,000,000;

           (6) The notational balances of all Interest Rate Hedge Agreements exceeds the Class A Note Principal Balance for a period of more than thirty (30) consecutive calendar days;

           (7) The occurrence of any other Early Amortization Event as specified in the Indenture.

                                     ARTICLE VIII

                               MISCELLANEOUS PROVISIONS

     SECTION 8.1.      RATIFICATION OF INDENTURE.

     As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

     SECTION 8.2.      COUNTERPARTS.

     This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     SECTION 8.3.      GOVERNING LAW.

     THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                     [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       WLFC FUNDING CORPORATION


                                       By:     /s/ James D. McBride

                                       Name:   JAMES D. MCBRIDE

                                       Title:  CHIEF FINANCIAL OFFICER



                                       THE BANK OF NEW YORK,
                                         as indenture trustee


                                       By:     /s/ Cheryl L. Laser

                                       Name:   CHERYL L. LASER

                                       Title:  ASSISTANT VICE PRESIDENT



                                       THE BANK OF NEW YORK,
                                       as securities intermediary


                                       By:     /s/ Cheryl L. Laser

                                       Name:   CHERYL L. LASER

                                       Title:  ASSISTANT VICE PRESIDENT

                                      SCHEDULE 1

SECTION 1: DEFINITIONS

           "APPLICABLE PERCENTAGE" means _______________ percent (___%).(*)

           "CLASS A NOTE COMMITMENT" means an amount not to exceed $80,000,000, subject to the terms and conditions set forth herein 100% of which to be allocated between VFCC and the Investors (as defined in the Class A Note Purchase Agreement) as determined at any time by the Deal Agent in its sole discretion; PROVIDED, HOWEVER, that at no time shall the Class A Note Principal Balance exceed the Asset Base for this Series 1997-1.

           "SERVICING FEE" means for any Payment Date an amount equal to the product of (x) five percent (5%) and (y) the aggregate amount of Engine Revenues with respect to the Series 1997-1 Engines during the immediately preceding Collection Period.

           "SINGLE LESSEE PERCENTAGE" means _______________ percent (___%).*

           "TARGET EBIT RATIO" means 1.20:1.0.

           "TARGET ONE YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE" means _______________ percent (___%).*

           "TARGET TWO YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE" means _______________ percent (___%).*

           "THREE LESSEE PERCENTAGE" means _______________ percent (___%).*

           "WEIGHTED AVERAGE LEASE RATE PERCENTAGE" means one percent (1.0%).

           "WIDE BODY AIRCRAFT PERCENTAGE" means _______________ percent
(___%).*

SECTION 2: CERTAIN ADDITIONAL TERMS

           ADMINISTRATIVE AGENT FEE. The Issuer shall pay on each quarterly Payment Date, beginning with the third Payment Date, an Administrative Agent Fee to the Deal Agent an amount equal to the product of (x) .075%, (y) one-fourth and (2) the Class A Note Principal Balance. Such Administrative Agent Fee shall be payable on each quarterly Payment Date from amounts then on deposit in the Series 1997-1 Series Account in accordance with Section
3.02 of the Supplement.

------------------------

(*) The redacted material has been omitted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission.

           INTEREST RATE HEDGE AGREEMENTS. Beginning on March 31, 1999, the Issuer at all times shall have Interest Rate Hedge Agreements in effect, each of which has an aggregate notional amount of not less than 50% of the Outstanding Obligations of the Series 1997-1 Notes.

SECTION 3: GEOGRAPHIC CONCENTRATION TABLE (*)


          --------------------------------------------------------------
                   GEOGRAPHIC REGION             MAXIMUM GEOGRAPHIC
                                                     PERCENTAGE
          --------------------------------------------------------------
           Africa                                                  ___%
          --------------------------------------------------------------
           Asia (including China)                                  ___%
          --------------------------------------------------------------
           China                                                   ___%
          --------------------------------------------------------------
           Australia and New Zealand                               ___%
          --------------------------------------------------------------
           Western Europe                                          ___%
          --------------------------------------------------------------
           Middle East                                             ___%
          --------------------------------------------------------------
           North America                                           ___%
          --------------------------------------------------------------
           Latin America                                           ___%
          --------------------------------------------------------------


-----------------------
(*) The redacted material has been omitted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission.

                                      2